Exhibit 99.5

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: October 16, 2026

VENBIO GLOBAL STRATEGIC FUND, L.P.

By: VENBIO GLOBAL STRATEGIC GP, L.P.
General Partner

By: VENBIO GLOBAL STRATEGIC GP, LTD.
General Partner
By:
*
Title:  Director

VENBIO GLOBAL STRATEGIC GP, L.P.

By: VENBIO GLOBAL STRATEGIC GP, LTD.
General Partner
By:
*
Title: Director

VENBIO GLOBAL STRATEGIC GP, LTD.
By:
*
Title: Director

VENBIO GLOBAL STRATEGIC FUND II, L.P.

By: VENBIO GLOBAL STRATEGIC GP II, L.P.
General Partner

By: VENBIO GLOBAL STRATEGIC GP II, LTD.
General Partner
By:
*
Title: Director

VENBIO GLOBAL STRATEGIC GP II, L.P.

By: VENBIO GLOBAL STRATEGIC GP II, LTD.
General Partner
By:
*
Title: Director

VENBIO GLOBAL STRATEGIC GP II, LTD.

By:
*
Title: Director

*
Corey Goodman

* By: /s/ David Pezeshki
David Pezeshki
As attorney-in-fact
This Agreement was executed by David Pezeshki on behalf of the individual listed above pursuant to a Power of Attorney, a copy of which was attached as Exhibit 99.1 to the Initial Schedule 13D.